Exhibit 99.1

SOLICITATION Agreement

This Solicitation Agreement (this “Agreement”) is made and entered into as of January 16, 2015, by and among Cannell Capital LLC (“Cannell Capital”), J. Carlo Cannell (“J. Cannell”), Charles M. Gillman (“Gillman”) and Howard Marks (“Marks” and together with Cannell Capital, J. Cannell and Gillman, collectively “Concerned ENVI Stockholders”). Each party to this Agreement may sometimes be referred to as a “Party” and collectively as the “Parties”.

WHEREAS, each of the members of Concerned ENVI Stockholders have agreed to form the Concerned ENVI Stockholders group for purposes of (i) seeking changes to the corporate governance of Envivio, Inc. (the “Company”), which may include, among other things, nominating directors for election at the 2015 annual meeting of stockholders of the Company (the “2015 Annual Meeting”) and soliciting proxies for the election of such director nominees, (ii) taking such other actions as the Parties deem advisable in order to enhance stockholder value, and (iii) taking all other action necessary or advisable to achieve the foregoing.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants, representations, warranties and agreements set forth herein and intending to be legally bound hereby, the Parties to this Agreement hereby agree as follows:

1.                  Each Party agrees, to the extent required, to the joint filing of statements on Schedule 13D and any amendments thereto, a proxy statement on Schedule 14A and any other filings (collectively, “SEC Filings”) required by the Securities and Exchange Commission (the “SEC”) in accordance with the Securities Exchange Act of 1934 (as amended, the “Exchange Act”). Each member of Concerned ENVI Stockholders shall be responsible for the accuracy and completeness of its own disclosures therein, and is not responsible for the accuracy and completeness of the information concerning the other members, unless such member knows or has reason to know that such information is inaccurate.

2.                  Each of the undersigned agrees to form the group known as Concerned ENVI Stockholders for the purposes of (i) seeking changes to the corporate governance of the Company, which may include, among other things, nominating directors for election at the 2015 Annual Meeting and soliciting proxies for the election of such director nominees, (ii) taking such other actions as the Parties deem advisable in order to enhance stockholder value, and (iii) taking all other action necessary or advisable to achieve the foregoing.

3.                  Each of the Parties hereto agrees that any SEC filing, press release, Company communication or stockholder communication proposed to be made or issued by Concerned ENVI Stockholders or any member of Concerned ENVI Stockholders in connection with the activities set forth herein shall be as directed by Marks. Marks will provide notice to and a reasonable opportunity for each of the undersigned to review and comment upon any SEC filing, press release, Company communication, stockholder communication, or any proposed agreement or negotiating position with respect to the Company. In the absence of disagreement, Marks shall have discretion over the content and timing of public or private communications and negotiating positions taken on behalf of Concerned ENVI Stockholders. The Parties hereby agree to work in good faith to resolve any disagreement that may arise between or among any of the members of Concerned ENVI Stockholders concerning decisions to be made, actions to be taken or statements to be made in connection with the activities of Concerned ENVI Stockholders. The Parties further agree to work in good faith with respect to decisions relating to the content and timing of public or private communications and negotiating positions taken on behalf of Concerned ENVI Stockholders. Any settlement agreement or similar agreement between Concerned ENVI Stockholders and the Company shall require the prior unanimous consent of all members of Concerned ENVI Stockholders.

4.                  Concerned ENVI Stockholders shall engage DLA Piper LLP (US) (“DLA”) as its legal counsel in connection with its activities with respect to the Company as set forth herein. Within 24 hours of a request, all members of Concerned ENVI Stockholders agree to provide DLA with their current holdings of all securities issued by the Company and any purchases or sales thereof during the last 60 days. Such data that are to be provided to DLA, electronically and with regards to any transaction data, will include the transaction price, share count, and name of the beneficial owner. So long as this Agreement is in effect, each of the undersigned shall provide written notice to DLA of (i) any purchases or sales of securities of the Company by themselves or by any “Affiliate” or “Associate” as defined in Rule 12(b)(2) under the Exchange Act; or (ii) any securities of the Company over which they, or any “Affiliate” or “Associate,” acquire or dispose of beneficial ownership for purposes of Section 13(d) of the Exchange Act. Notice shall be given no later than 1 business day following such purchase or sale.

5.                  All expenses, including, but not limited to, the retention of DLA, preparing a detailed presentation, releasing short sections of such presentation to news services and preparing and soliciting a proxy statement for the 2015 Annual Meeting, will be shared equally between J. Cannell and Gillman. Examples of allowable expenses are postage costs, legal and filing fees, fees related to document preparation, fees charged by SEC for filings, fees charged by newswires for press releases and all legal fees and expenses of DLA related to the activities of Concerned ENVI Stockholders. Examples of items that are not expenses are travel and entertainment for any member of Concerned ENVI Stockholders or employee thereof and salary or wages for any member of Concerned ENVI Stockholders or employee thereof.

6.                  The relationship of the Parties hereto shall be limited to carrying on the business of Concerned ENVI Stockholders in accordance with the terms of this Agreement. Such relationship shall be construed and deemed to be for the sole and limited purpose of carrying on such business as described herein. Nothing herein shall be construed to authorize any Party to act as an agent for any other party, or to create a joint venture or partnership, or to constitute an indemnification. Nothing herein shall restrict any Party’s right to purchase or sell securities of the Company, as it deems appropriate, in its sole discretion, provided that all such purchases and sales are made in compliance with all applicable securities laws and the provisions of this Agreement.

7.                  In the event of any dispute arising out of the provisions of this Agreement or their investment in the Company, the Parties hereto consent and submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York located in the Borough of Manhattan or the courts of the State of New York located in the County of New York.

8.                  Any party hereto may terminate its obligations under this Agreement on 24 hours’ prior written notice to all other Parties, with a copy by fax to:

if to Cannell Capital or J. Cannell:

P.O. Box 3459

150 East Hansen Avenue

Jackson, WY 83001-3459

Email: scw@cannellcap.com

if to Gillman:

9330 S. Lakewood Ave.,

Tulsa, OK 74137

Email: cgillman@idwroffice.com

if to Marks:

604 Arizona Avenue

Santa Monica, CA 90401

howard@startengine.com

9.                  This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the day and year first above written.

CONCERNED ENVI STOCKHOLDERS:

CANNELL CAPITAL LLC

By: /s/ J. Carlo Cannell
Name: J. Carlo Cannell
Title: Managing Member

/s/ J. Carlo Cannell
J. Carlo Cannell

/s/ Charles M. Gillman
Charles M. Gillman

/s/ Howard Marks
Howard Marks

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